UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 9, 2009
PMFG, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 9, 2009, PMFG, Inc. (the “Company”) entered into an amendment to its Revolving Credit and Term Loan Agreement, dated April 30, 2008, among Peerless Mfg. Co., PMC Acquisition, Inc., the Company, the other borrowers party thereto, Comerica Bank and other lenders party thereto (the “Amendment”).
     The Amendment enhances the Company’s financial flexibility by relaxing the Company’s consolidated total leverage (“CTL”) and consolidated fixed charge coverage (“FCC”) ratio covenants for the remaining terms of the senior term loan and revolving credit facility. As amended, as of the last day of a fiscal quarter, the Company’s CTL ratio may be no more than the applicable ratio contained in the maximum CTL ratio chart below for such quarter, and the Company’s FCC ratio may be no less than the applicable ratio contained in the minimum FCC ratio chart below for such quarter.
Maximum Consolidated Total Leverage Ratio

Fiscal Quarter Ending	Ratio
Fiscal Quarter ending June 30, 2009	4.00 to 1.00
July 1, 2009 through December 31, 2009	3.50 to 1.00
July 1, 2010 through September 30, 2010	4.00 to 1.00
October 1, 2010 and thereafter	3.50 to 1.00
Minimum Consolidated Fixed Charge Coverage Ratio

Fiscal Quarter Ending	Ratio
Fiscal Quarter ending June 30, 2009	1.25 to 1.00
July 1, 2009 through September 30, 2009	1.40 to 1.00
October 1, 2009 through December 31, 2009	1.25 to 1.00
January 1, 2010 through March 31, 2010	1.10 to 1.00
April 1, 2010 through September 30, 2010	1.00 to 1.00
October 1, 2010 and thereafter	1.10 to 1.00
     The Amendment also lowers the CTL and FCC ratio covenant thresholds that the Company must satisfy as conditions to paying cash dividends and making equity redemptions with cash. As amended, the Company must, on a pro forma basis before and after paying a cash dividend or making an equity redemption with cash, satisfy the financial ratio covenants described in the paragraph above and have a FCC ratio of not less than 1.10 to 1.00. The Amendment eliminated the requirement that the Company must also satisfy a specific CTL ratio threshold as a condition to making any such dividend or equity redemption.
     Interest rate margins on the senior term loan and revolving loans were revised effective as of September 9, 2009 (depending on the type of borrowing and determined based upon the Company’s CTL ratio) as follows: (a) for base rate term loans, from a margin of between 50 and 125 basis points to a margin of between 275 and 400 basis points; (b) for LIBOR rate term loans, from a margin of between 275 and 350 basis points to a margin of between 375 and 500 basis points; (c) for base rate revolving loans, from a margin of between 25 and 100 basis points to a margin of between 275 and 375 basis points;

and (d) for LIBOR rate revolving loans, from a margin of between 225 and 300 basis points to a margin of between 350 and 475 basis points. Base rate borrowings were also amended to include a floor of one-month LIBOR plus 1.00% per annum, and LIBOR rate borrowings were amended to add a floor of 1.00% per annum.
     The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated September 9, 2009, between Peerless Mfg. Co., Nitram Energy, Inc., Bos-Hatten, Inc., Burgess-Manning, Inc., Burman Management, Inc., PMFG, Inc., Comerica Bank and other lenders a party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: September 14, 2009

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